EXHIBIT 99.3

                       [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2005
                           FOURTH QUARTER/FULL YEAR
                              EARNINGS SUPPLEMENT










       The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Fourth Quarter/Full Year 2005 Earnings Release.

     ---------------------------------------------------------------------------
      This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 71-73 in the Company's 2004 Annual Report to Shareholders and in its 2004 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.
     ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2005
                                  HIGHLIGHTS

o Fourth quarter diluted EPS from continuing operations of $0.60 increased 13% versus $0.53 last year. Total revenues rose 9%. For the trailing 12 months, including discontinued operations, ROE was 25%.

- 4Q `05 Income from continuing operations included:
  -- A $60MM tax benefit primarily related to the finalization of state tax returns;
  -- A $123MM ($80MM after-tax) increase in the GAAP provision for losses, or a $192MM ($125MM after-tax) increase in the provision on a managed basis, within the U.S. Card Services ("USCS") segment, reflecting substantially higher write-offs related to increased bankruptcy filings resulting from the October 17, 2005 change in bankruptcy legislation, and higher volumes;
  -- $65MM ($42MM after-tax) of reengineering costs, in our business travel and technology functions. $54MM of these costs were recorded within the International Card & Global Commercial
      Services ("ICGCS") segment, $10MM were related to the Corporate
      & Other segment, and $1MM was related to the Global Network &
      Merchant Services ("GNMS") segment.

- 4Q '04 Income from continuing operations included:
  -- A $117MM ($76MM after-tax) net gain in connection with the sale on December 1, 2004 of the equipment leasing product line managed within the Company's small business financing unit; and
  -- $99MM ($64MM after-tax) in reengineering charges related to restructuring efforts in our business travel, finance and technology, and international operations areas.

- On September 30, 2005, the Company completed the distribution of all of the outstanding shares of Ameriprise Financial, Inc. (formerly American Express Financial Advisors) to its shareholders. This non-cash distribution was tax-free to the Company's shareholders. In addition, during the third quarter of 2005, the Company sold its Tax and Business Services ("TBS") business. The operating results and assets and liabilities related to businesses spun-off or sold have been included in discontinued operations in the consolidated financial statements.
  -- 4Q '05 results reflected a $6MM loss related to discontinued operations versus $227MM of income last year. Including discontinued operations, diluted EPS on a net income basis of $0.59 decreased 17%.

- The company's reported return on equity (ROE) was 25%, up from 22% a year ago. This ratio is determined on a trailing 12-month basis using net income and total average shareholders' equity (including discontinued operations). Pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations and the cumulative effect of accounting changes) over average month-end shareholders' equity for the quarter ending December 31, 2005 was 31%. See "Supplemental Information - Pro Forma ROE" discussion below.

o Compared with the fourth quarter of 2004:

- Worldwide billed business increased 15% on continued strong growth within both the proprietary and network businesses. A comparatively stronger U.S. dollar reduced the reported worldwide growth rate by 1%.

- Worldwide cards in force of 71.0MM increased 9%, up 5.6MM from last year and 2.0MM during 4Q `05, as proprietary and network card growth remained particularly strong.

- Worldwide average spending per proprietary basic card in force increased 7% versus last year despite the suppressing effect of substantial card additions over the past year and the translation effect of a stronger dollar;

- Worldwide lending balances of $33.1B on an owned basis increased 23%; on a managed basis, worldwide lending balances of $54.3B were up 15%; and

- Underlying card credit quality, excluding the bankruptcy legislation effect, continued to be well-controlled and reserve coverage ratios remained strong.

o Additional items of note included:

- Marketing, promotion, rewards and cardmember services costs increased 11% versus 4Q '04, reflecting greater rewards costs and higher marketing and promotion expenses. Marketing expenses rose due to continuing costs related to the Company's ongoing global "My Life, My Card (SM)" advertising campaign, and various business building initiatives, including the expansion of our product portfolio. Rewards costs increased, reflecting volume growth, a higher redemption rate, and strong cardmember loyalty program participation.

  The total expense was at a historically high level, increasing $161MM vs. 4Q '04 and $89MM vs. 3Q '05. However, the 11% growth rate vs. 4Q
  '04 was lower than the 16% growth previously forecasted. The approximately $70MM shortfall versus our expectation reflected a number of items. Examples include:
  -- Certain expenses originally forecast to be within the marketing and promotion category that were subsequently recorded in other lines within the income statement;
  -- Certain partnership-related initiatives originally anticipated for the quarter that are now scheduled for 2006; and
  -- The impact of a comparatively stronger dollar on the translation of spending in other currencies.

  Overall business building expenses for the quarter also included an increase in technology development expenditures, which rose 24%, or approximately $30MM, from 4Q '04. These investments were directed toward activities that support our new product and servicing capabilities.

  The strong metric performance during the quarter underlines the continued effectiveness of the Company's overall business building expenditures.

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2005
                                  HIGHLIGHTS


- The Company's reengineering initiatives delivered in excess of $1B of additional benefits this year, including significant carry-over benefits from certain initiatives begun in prior periods. Revenue-related reengineering activities are driving a significant portion of the total benefits, representing more than 25% of the benefits delivered in 4Q '05 and during the full year.

- As previously disclosed, the Company decided to expense stock options beginning in 1Q '03 and use restricted stock awards in place of stock options for middle management. As a result, the 4Q `05 4% decrease in human resources expense includes the impact of incremental annual option grant expense, increased levels of restricted stock awards and other related compensation changes. The impact of these changes and higher management incentive costs, merit increases and larger benefit costs were more than offset by lower severance costs and reengineering benefits. In addition, the Company elected to adopt SFAS 123R, effective July 1, 2005. The impact of adoption was immaterial since the Company has been expensing share based awards granted after January 1, 2003 under the provisions of SFAS 123.

-- Compared with last year, the total employee count within continuing operations of 65,600 decreased by 700 employees or 1%; compared with last quarter, the employee count increased by 300.

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

  In our proprietary business, we:

- Launched One from American Express(SM), a card product enabling cardmembers to save with every purchase with a percentage of spending contributed to a high-yield savings account, as well as the option to contribute extra funds from checking, savings or brokerage accounts at any time;

- Announced an agreement with WellChoice, Inc., the parent company of Empire Blue Cross Blue Shield, to offer a healthcare payment solution including a consumer-directed health plan, a Health Savings Account
  (HSA) from American Express Bank, FSB, and a new card product providing access to HSA funds, the American Express HealthPay
  Plus(SM) Card;

- Launched Clear from American Express(SM), a new credit card with no fees, automatic rewards and the ability to pay over time as well as benefits and services to help consumers better manage their finances;

- Announced a partnership with The Knot, Inc. to launch two co-branded credit cards specifically targeted to engaged couples and newlyweds;

- Invited select, high-spending cardmembers in Singapore to obtain an American Express Centurion Card, as part of its inaugural launch in this market; and

- Expanded the participants in the OPEN Savings Program(SM) to include such partners as Courtyard by Marriott(R), FedEx Kinko's Office and Print Centers, and Hyatt Hotels & Resorts(R).

In our Global Network Services business, we:

- Launched five new card products in the U.S. as part of our partnership with Citigroup, Inc., including the Citi(R)/Platinum, Citi(R) Dividend,
  Citi(R)/ AAdvantage(R), Citi PremierPass(R) and the Citi(R) Diamond Preferred Rewards American Express(R) Cards;

- Announced a partnership with Bank of America to issue and market jointly branded American Express Cards in the U.S., while also affirming the continuation of our existing partnership with MBNA after the completion of its acquisition by Bank of America;

- Announced a partnership with HSBC - North America Holdings, Inc. to offer American Express branded cards in the United States;

- Launched the first American Express Cards in Russia, denominated in both rubles and U.S. dollars, as part of our partnership with Russian Standard Bank;

- Partnered with Nuevo Banco Comercial to issue American Express cards in Uruguay, as well as acquire and service merchants on our network; and

- Partnered with BANCPOST to launch and exclusively offer the first American Express credit cards in Romania.

In other activities, we:

- Entered into an exclusive marketing agreement with Solver, a Microsoft Certified Partner, to license and sell American Express' investment optimization resource allocation methodology and software platform to Fortune 1000 companies.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

 (Preliminary)
                             Statements of Income
                                 (GAAP basis)
         (millions)
                                                                              Quarters Ended          Percentage
                                                                              December 31               Inc/(Dec)
                                                                         -----------------------    ----------------
                                                                           2005           2004
                                                                           ----           ----
         Revenues:
            Discount revenue                                               $3,172        $2,817              13%
            Cardmember lending net finance charge revenue                     703           560              25
            Net card fees                                                     518           491               5
            Travel commissions and fees                                       435           484             (10)
            Other commissions and fees                                        640           616               4
            Securitization income, net                                        295           325              (9)
            Other investment and interest income                              279           261               7
            Other                                                             395           349              13
                                                                           ------        ------
                  Total                                                     6,437         5,903               9
                                                                           ------        ------

         Expenses:
            Human Resources                                                 1,177         1,232              (4)
            Marketing, promotion, rewards and cardmember services           1,581         1,420              11
            Provisions for losses and benefits:
                Charge Card                                                   290           240              21
                Cardmember lending                                            415           296              40
                Investment Certificates and Other                             108            71              52
                                                                           ------        ------
                  Total                                                       813           607              34
             Professional services                                            714           647              10
             Occupancy and equipment                                          390           379               3
             Interest                                                         249           222              12
             Communications                                                   115           120              (5)
             Other                                                            439           356              24
                                                                           ------        ------
                  Total                                                    5,478         4,983               10
                                                                           ------        ------

         Pretax income from continuing operations                             959           920               4
         Income tax provision                                                 208           251             (17)
                                                                           ------        ------
         Income from continuing operations                                    751           669              12

         Income/(Loss) from discontinued operations, net of tax               (6)           227               #
                                                                           ------        ------
         Net income                                                          $745          $896             (17)
                                                                           ======        ======

         EPS-Basic
             Income from continuing operations                             $0.61          $0.54              13
                                                                           ======        ======
             Income/(Loss) from discontinued operations                   $(0.01)         $0.18               #
                                                                           ======        ======
             Net Income                                                    $0.60          $0.72             (17)
                                                                           ======        ======

         EPS-Diluted
             Income from continuing operations                             $0.60          $0.53              13
                                                                           ======        ======
             Income/(Loss) from discontinued operations                   $(0.01)         $0.18               #
                                                                           ======        ======
             Net Income                                                    $0.59          $0.71             (17)
                                                                           ======        ======

          # Denotes variance greater than 100%.

o Income from continuing operations increased 12% to $751MM.
- 4Q `05 Income from continuing operations included:
  -- A $60MM tax benefit primarily related to the finalization of state tax returns;
  -- A $123MM ($80MM after-tax) increase in the GAAP provision for losses, or a $192MM ($125MM after-tax) increase in the provision on a managed basis, within the USCS segment reflecting substantially higher write-offs related to increased bankruptcy filings resulting from the October 17, 2005 change in bankruptcy legislation, and higher volumes; and
  -- $65MM ($42MM after-tax) of reengineering costs in our business travel and technology functions. $54MM of these costs were recorded within the ICGCS segment, $10MM were related to the Corporate & Other segment, and $1MM was related to the GNMS segment.
- 4Q '04 Income from continuing operations included:
  -- A $117MM ($76MM after-tax) net gain in connection with the sale on December 1, 2004 of the equipment leasing product line managed within the Company's small business financing unit; and
  -- $99MM ($64MM after-tax) in reengineering charges related to restructuring efforts in our business travel, finance and technology, and international operations areas.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

o Net Income including discontinued operations decreased 17% to $745MM.
- 4Q '05 loss from discontinued operations was $6MM after-tax versus income of $227MM last year.

o SHARE REPURCHASES: During 4Q '05, 4MM shares were repurchased versus 8MM shares in 3Q '05 and 15MM shares in 4Q `04. Repurchases during the quarter and full year reflect a more measured approach towards repurchase activity in light of the capital implications of the spin-off of Ameriprise. Since the inception of repurchase programs in December 1994, 530MM shares have been acquired under cumulative Board authorizations to repurchase up to 570MM shares, including purchases made under agreements with third parties.


                                                                                    Millions of Shares
                                                                           -------------------------------------
     -    AVERAGE SHARES:                                                  4Q `05        3Q `05        4Q `04
                                                                           ------        ------        ------
           Basic                                                            1,232         1,229         1,242
                                                                           ======        ======        ======
           Diluted                                                          1,258         1,254         1,270
                                                                           ======        ======        ======
     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period                         1,239                       1,255
                                                                                         1,240
           Repurchase of common shares                                         (4)          (8)           (15)
           Employee benefit plans, compensation and other                       6            7              9
                                                                           ------        ------        ------
           Shares outstanding - end of period                               1,241         1,239          1,249
                                                                           ======        ======        ======

o CONSOLIDATED REVENUES: Consolidated revenues increased 9% reflecting increases versus last year of 13% within USCS, 3% within ICGCS and 6% within GNMS. Revenues increased due to higher discount revenues, increased Cardmember lending net finance charge revenue, greater other revenues, increased net card fees, higher other commissions and fees, and greater other investment and interest income, partially offset by lower travel commissions and fees and a decline in securitization income, net. Translation of foreign currency reduced the 9% revenue growth rate by 1%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 10%, reflecting increases versus last year of 14% within USCS and 2% within GNMS, respectively, and expenses within ICGCS that were unchanged versus last year. Expense growth reflected higher provision for losses and benefits, increased marketing, promotion, rewards and cardmember services costs, greater other expenses, higher professional services expenses, greater interest costs and larger occupancy and equipment costs, partially offset by lower human resources expenses and a decline in communication costs. Translation of foreign currency reduced the 10% expense growth rate by 1%.

o PRE-TAX MARGIN: Was 14.9% in 4Q '05 compared with 17.8% in 3Q '05 and 15.6% in 4Q '04.

o EFFECTIVE TAX RATE: Was 22% in 4Q '05, as compared to 20% in 3Q '05 and 27% in 4Q '04. The 4Q '05 tax rate reflects the $60MM benefit primarily related to the finalization of state tax returns previously discussed. The lower than normal tax rates in 3Q '05 and 4Q `04 reflect benefits of $105MM and $12MM, respectively, from the resolution of previous years' tax audits and return items.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

o DISCOUNT REVENUE: A 15% increase in billed business, partially offset by a lower average discount rate, yielded a 13% increase in discount revenue.
- The average discount rate* was 2.54% in 4Q `05 versus 2.57% in 3Q `05 and 2.58% in 4Q `04. The decrease versus last year and last quarter continues to reflect, in part, ongoing changes in the mix of spending between various merchant segments in addition to seasonally higher fourth quarter retail spend levels. The decrease also reflects costs associated with investments in strategic merchant partnerships.
-- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, volume-related pricing discounts and selective repricing initiatives will likely continue to result in some erosion of the average discount rate over time.

                                                                             Quarters Ended             Percentage
                                                                              December 31,               Inc/(Dec)
                                                                        --------------------------      ------------
                                                                           2005          2004
                                                                           ----          ----
      Card billed business* (billions):
           United States
                                                                           $93            $84                15%
           Outside the United States                                        39             32                13
                                                                        ------         ------
           Total                                                          $132           $116                15
                                                                        ======         ======
      Cards in force (millions):
           United States                                                  43.0           39.9                 8
           Outside the United States                                      28.0           25.5                10
                                                                        ------         ------
           Total                                                          71.0           65.4                 9
                                                                        ======         ======
      Basic cards in force (millions):
           United States                                                  32.8           30.3                 8
           Outside the United States                                      23.2           21.0                10
                                                                        ------         ------
           Total                                                          56.0           51.3                 9
                                                                        ======         ======
      Average basic cardmember spending**
           United States                                                $3,094         $2,860                 8
           Outside the United States                                    $2,092         $2,003                 4
           Total                                                        $2,778         $2,589                 7

        * For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2005 Earnings Release, American Express Company Selected Statistical Information pages.
       ** Proprietary card activity only.

- WORLDWIDE BILLED BUSINESS: The 15% increase in worldwide billed business reflected a 16% increase in USCS, a 10% increase in ICGCS and a 34% increase in Global Network Services ("GNS") partner volume. Worldwide average spend per proprietary basic card grew by 7% and total cards in force grew by 9%.
  -- U.S. billed business was up 15% reflecting growth of 15% within our consumer card business, an 18% increase in small business spending and a 13% improvement in Corporate Services volumes.
      - Spending per proprietary basic card in force increased 8%.
      - U.S. non-T&E-related volume categories (which represented approximately 71% of 4Q `05 U.S. billed business) grew 17%, while T&E volumes rose 12%.
      - U.S. airline-related volume, which represented approximately 10% of total U.S. volumes during the quarter, rose 12% due to 8% transaction volume growth and an approximately 3% higher average airline charge.

-- Excluding the impact of foreign exchange translation:
      - Worldwide-billed business and spending per proprietary basic card in force increased 16% and 9%, respectively.
      - Total billed business outside the U.S. rose 13% reflecting double-digit proprietary growth in all regions, with the largest increases in Canada and Latin America.
      - Within our proprietary business, billed business outside the U.S. reflected 14% growth in consumer and small business spending, as well as in Corporate Services volumes.
      - Spending per proprietary basic card in force outside the U.S. rose 9%.
      - Worldwide airline volumes, which represented approximately
        11% of total volumes during the quarter, increased 15% on 10% growth in transaction volume, and a 4% increase in the average airline charge.

- CARDS IN FORCE: Rose 9% worldwide due to an increase of 7% in USCS, 5% in ICGCS and 23% in GNS. Continued robust card acquisitions within both the proprietary and GNS activities, as well as strong average customer retention levels, drove this change.
      - 1MM cards were added during the quarter in both the U.S. and the non-U.S. businesses, respectively. GNS growth was achieved despite the addition of a substantial number of cards last year through the MBNA partnership.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

o CARDMEMBER LENDING NET FINANCE CHARGE REVENUE: Increased 25% on 19% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.
   - Annualized net finance charge revenue as a percentage of average loans in the worldwide owned portfolio was 9.0% in 4Q `05 versus 9.2% in 3Q '05 and 8.6% in 4Q `04. The increase versus last year reflects a lower proportion of the U.S. portfolio on introductory rates and increased finance charge rates, partially offset by rising funding costs.

o NET CARD FEES: Grew 5% primarily due to higher cards in force. In 4Q '05, 3Q '05 and 4Q '04 the average annual fee per proprietary card in force was $35.

o TRAVEL COMMISSIONS AND FEES: Declined 10% due to a 3% decline in travel sales and lower transaction fees, due in part to the ongoing transition to online booking.

o  OTHER COMMISSIONS AND FEES: Increased 4% on higher card-related assessments.

o SECURITIZATION INCOME, NET: Decreased 9% as a greater average balance of securitized loans and a higher portfolio yield were more than offset by an increase in portfolio write-offs, reflecting the 4Q'05 bankruptcy legislation effect. Securitization income, net represents the non-credit provision components of the net gains and charges from securitization activities within the USCS segment, the amortization and related impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.
     - During 4Q '05, results reflected net securitization gains, including the credit components, of $11MM ($7MM after-tax). During 4Q '04, there was no incremental securitization activity. The average balance of Cardmember lending securitizations was $21.0B in 4Q '05, compared with $20.3B in 4Q '04.

o OTHER INVESTMENT AND INTEREST INCOME: Increased 7% largely due to higher interest rates on a greater level of short-term investments.

o OTHER REVENUES: Increased 13% primarily due to fees associated with transition services agreements with Ameriprise Financial, Inc.

o HUMAN RESOURCES EXPENSE: Declined 4% due to $52MM of lower severance costs and the realization of reengineering benefits, partially offset by higher management incentives, including additional incremental stock-based compensation expenses, merit increases and larger benefit costs.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 11%, reflecting greater rewards costs and higher marketing and promotion expenses. The increase in marketing and promotion expenses is due to the Company's ongoing global brand advertising campaign and our continued focus on business-building initiatives. The growth in rewards costs is attributable to volume growth, a higher redemption rate and strong cardmember loyalty program participation.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 34% as the charge card and lending provisions rose 21% and 40%, respectively, and other provisions increased by 52%. The charge and lending growth reflects higher provision rates reflecting the impact of the new bankruptcy legislation and strong volume increases within both activities. The other provision rose due to higher interest rates on larger investment certificate balances.
  - Credit Quality:
    -- Overall credit quality continued to perform well, excluding the bankruptcy reform legislation impact which increased write-offs substantially.
    -- Reserve coverage ratios, which are in excess of 100% of past due balances, remained strong.

  - WORLDWIDE CHARGE CARD:*
-- The loss ratio increased versus last quarter and last year. Past due rates improved versus last year and last quarter.

                                                                12/05             9/05             12/04
                                                              -----------      -----------       -----------
              Net loss ratio as a % of charge volume             0.29%            0.27%             0.25%
              90 days past due as a % of receivables              1.6%             1.7%              1.8%

                                                                12/05             9/05             12/04
                                                              -----------      -----------      ------------
              Total Receivables (billions)                      $34.2            $31.9             $31.1
              Reserves (millions)                                $942             $909              $806
              % of receivables                                    2.8%             2.9%              2.6%
              % of 90 day past due accounts                       177%             173%              146%

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

- WORLDWIDE LENDING:**
  -- The write-off rate rose versus last year and last quarter. Past due levels were flat with last quarter, but up from last year.

                                                                12/05             9/05             12/04
                                                              -----------      -----------       -----------
              Net write-off rate                                  4.2%             4.0%              3.9%
              30 days past due as a % of loans                    2.5%             2.5%              2.4%

                                                                12/05             9/05             12/04
                                                              -----------      -----------       -----------
              Total Loans (billions)                            $33.1            $29.9             $26.9
              Reserves (millions)                                $996             $952              $972
              % of total loans                                    3.0%             3.2%              3.6%
              % of 30 days past due accounts                      122%             128%              151%


         * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.
         ** All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2005 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o PROFESSIONAL SERVICES EXPENSE: Rose 10% reflecting increased technology costs related to higher business and service-related volumes.
o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 3% due in part to the amortization of software costs and partially offset by savings from the consolidation of certain facilities.
o INTEREST EXPENSE: Rose 12% due to higher receivable balances and a higher effective cost of funds.
o COMMUNICATIONS EXPENSE: Decreased 5% versus last year due to reengineering-related saves partially offset by increased volumes.
o OTHER OPERATING EXPENSE: Increased 24% due to the 4Q '04 $117MM net gain on the sale of the equipment leasing product line within the small business financing unit.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - PRO FORMA ROE

The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholder's equity (including discontinued operations). The Company also reports pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations and the cumulative effect of accounting changes) over average month-end shareholders' equity for the quarter ended December 31, 2005. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

 ROE                                            Pro Forma ROE
 ------------------------------------------     -------------------------------------------------
 Trailing 12-months net income: $3.7B           Trailing four quarters income
                                                from continuing operations: $3.2B
 Average total shareholders' equity: $14.7B     Total average 4Q '05 shareholders' equity: $10.2B
 ROE:  25%                                      Pro forma ROE: 31%



                                      ***
MANAGED BASIS

USCS and ICGCS segment results are presented on a managed basis and GNMS and Corporate & Other segment results are presented on a GAAP basis.

For USCS, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.

Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant metrics in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

The managed basis presentation for USCS also reflects an increase to interest income recorded to evaluate tax-exempt investments on a basis consistent with taxable investment securities. On a GAAP basis, interest income associated with tax-exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax-exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

The managed basis presentation for ICGCS reflects a foreign exchange services reclassification of revenue earned related to the sale and purchase of foreign currencies as part of the foreign exchange business. On a GAAP basis, these revenues are included with other foreign exchange items that are reflected in other operating expenses. Accordingly, information presented on a managed basis assumes that the amounts earned are included in other revenue with a corresponding increase in other operating expenses.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                               CORPORATE & OTHER


o Net expense of $60MM in 4Q '05 compared with net income of $24MM in 3Q '05 and a net expense of $12MM in 4Q '04.

  - 4Q '05 reflects a $14MM tax benefit, $11MM ($7MM after-tax) of expense due to the consolidation of New York facilities, $10MM ($7MM after-tax) of reengineering costs related primarily to initiatives within our technology function, and $8MM after-tax of spin-off related expenses.

  - 3Q '05 reflects the $105MM tax benefit from the resolution of a prior year tax item related to the sale of AMEX Life in 1995, $51MM ($33MM after-tax) of reengineering costs and $3MM after-tax of spin-off related expenses.

  - 4Q '04 reflects the $117MM ($76MM after-tax) net gain related to the sale of the equipment leasing product line, offset by corporate investment spending on compliance and technology projects.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                              U.S. CARD SERVICES

The following table compares and reconciles the GAAP basis USCS income statements to the managed basis information, where different.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation assumes the impact of this net activity was offset by higher marketing, promotion, rewards and cardmember services expenses of $6MM in 4Q '05, and other operating expenses of $5MM in 4Q '05. Accordingly, the incremental expenses, as well as the impact of the net lending securitization activity, are eliminated.

                                                      Condensed Statements of Income
                                                       Managed Basis Reconciliation
(Preliminary, millions)
                                                                                           Tax
                                                                    Securitization     Equivalent
                                              GAAP Basis                Effect           Effect               Managed Basis
------------------------------------------------------------------- ---------------- ---------------     -------------------------
                                                              %                                                              %
                                                             Inc/                                                          Inc/
Quarters Ended December 31,          2005        2004       (Dec)    2005    2004     2005    2004        2005     2004    (Dec)
------------------------------------------------------------------- ---------------- ---------------     --------------------------
Revenues:
Discount revenue, net card fees
and other                           $2,397       $2,127       13%      $53      $54     $56     $57      $2,506    $2,238    12%
Cardmember Lending:
   Finance charge revenue              685          455       51       744      621                       1,429     1,076    33
   Interest expense                    200           96       #        226      132                         426       228    87
------------------------------------------------------------------- ----------------                     -------------------------
     Net finance charge revenue        485          359       35       518      489                       1,003       848    18
------------------------------------------------------------------- ----------------                     -------------------------
Securitization income, net             295          325      (9)      (295)   (325)                           -         -    -
------------------------------------------------------------------- ---------------- ---------------     -------------------------
     Total                           3,177        2,811       13       276      218      56      57       3,509     3,086    14
------------------------------------------------------------------- ---------------- ---------------     -------------------------
Expenses:
Marketing, promotion, rewards
and cardmember services              1,097          976       12        (6)       -                       1,091       976    12
Provision for losses                   509          386       32       287      218                         796       604    32
Human resources and other
operating expenses                   1,038          950        9        (5)       -                       1,033       950     9
------------------------------------------------------------------- ----------------                     -------------------------
     Total                           2,644        2,312       14      $276     $218                       2,920     2,530    15
------------------------------------------------------------------- ----------------                     -------------------------

Pretax segment income                  533          499        7                         56      57         589       556     6
Income tax provision                   122          136      (11)                       $56     $57        $178      $193    (8)
------------------------------------------------------------------- ---------------- ---------------     -------------------------
Segment income                        $411         $363       13
-------------------------------------------------------------------

# Denotes greater than 100% variance.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                              U.S. CARD SERVICES


STATISTICAL INFORMATION

                                                                      Quarters Ended                  Percentage
                                                                       December 31,                   Inc/(Dec)
                                                             ---------------------------------      -------------
                                                                 2005                2004
                                                             -------------       -------------
             Card billed business (billions)                      $81                 $70                   16%
             Total cards in force (millions)                     37.5                35.0                    7
             Basic cards in force (millions)                     27.7                25.7                    8
             Average basic cardmember spending*                $2,945              $2,734                    8
             Segment Capital (billions)                          $5.1                $4.5                   14
             Return on Segment Capital**                         39.3%               38.2%                   -

              *Proprietary cards only.
              **Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

MANAGED P&L Discussion

o NET INCOME:  Increased 13% as revenues rose 14% and expenses increased 15%.

  - PRE-TAX MARGIN: Was 16.8% in 4Q '05 versus 21.0% in 3Q '05 and 18.1% in 4Q `04.

  - EFFECTIVE TAX RATE: Was 30% in 4Q '05 compared to 36% in 3Q '05 and 35% in 4Q '04. The 4Q '05 tax rate reflects a $29MM tax benefit primarily related to the finalization of state tax returns.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to increases in billed business volumes.

  - BILLED BUSINESS: The 16% increase in USCS billed business reflected an 8% increase in spending per proprietary basic card and 7% growth in cards in force.
    -- Within the U.S. consumer business, billed business grew 15%; small business volumes rose 18%.

  - CARDS IN FORCE: Increased by 2.5MM, or 7% versus last year on continued strong card acquisition activity.

o NET FINANCE CHARGE REVENUE: Increased 18% on 15% growth in average lending balances and a higher portfolio yield.

  - Annualized net finance charge revenue as a percentage of average loans was 9.1% in 4Q `05 versus 9.2% in 3Q '05 and 8.8% in 4Q `04. The increase versus last year reflects a lower proportion of the portfolio on introductory rates and increased finance charge rates, partially offset by rising funding costs.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 12% on increased volume-related rewards expense growth and the continuation of business-building activities.

o PROVISION FOR LOSSES: Increased 32% reflecting substantially higher write-offs related to increased bankruptcy filings resulting from the October 17, 2005 change in bankruptcy legislation, in addition to strong volume and lending growth.

- CHARGE CARD: *
  -- The loss ratio rose from last year and last quarter. Past due levels were down from last year and last quarter.

                                                                  12/05             9/05            12/04
                                                                -----------      -----------      ----------
              Total Receivables (billions)                        $19.2            $16.8            $17.4

              Net loss ratio as a % of charge volume               0.38%            0.30%            0.29%

              90 days past due as a % of total                     1.8%              2.0%             2.0%

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                              U.S. CARD SERVICES

- CARD LENDING: **
  -- The write-off rate rose substantially versus last year and last quarter due to the bankruptcy legislation effect. Past due rates declined versus last year and last quarter.

                                                                12/05            9/05              12/04
                                                              ----------      ------------       -----------
              Total Loans (billions)                             $46.0            $43.0             $39.9

              Net write-off rate                                   4.6%             3.8%              4.0%

              30 days past due as a % of loans                     2.3%             2.4%              2.5%

          * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.
         ** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2005 Earnings Release on the U.S. Card Servives Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 9% due to higher management incentives, including an additional year of incremental stock-based compensation expenses, merit increases, and increased employee benefit costs. In addition, operating expenses rose, reflecting volume related costs.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

(Preliminary)
                        CONDENSED STATEMENTS OF INCOME
                               (Managed Basis)*

                                                                                 Quarters Ended                 Percentage
(millions)                                                                         December 31,                   Inc/(Dec)
                                                                        ----------------------------------    ----------------
                                                                                2005                 2004
                                                                                ----                 ----
Revenues:
   Discount revenue, net card fees and other                                  $2,188               $2,145               2%
   Cardmember Lending:
     Finance charge revenue                                                      278                  240              16
     Interest expense                                                                                                  21
                                                                                  94                   78
                                                                            --------             --------
       Net finance charge revenue                                                184                  162              13
                                                                            --------             --------
         Total                                                                 2,372                2,307               3
                                                                            --------             --------
Expenses:
   Marketing, promotion, rewards and cardmember services                         321                  312               2
   Provision for losses and benefits                                             286                  199              43

   Human resources and other operating expenses                                1,462                1,560              (6)
                                                                            --------             --------
         Total                                                                 2,069                2,071               -
                                                                            --------             --------
Pretax segment income                                                            303                  236              28
Income tax provision                                                              62                   52              20
                                                                            --------             --------
Net income                                                                      $241                 $184              30
                                                                            ========             ========

*Managed basis P&L differs from GAAP basis due to a change in classification of certain foreign exchange activities. Specifically, $32MM and $42MM, respectively, of revenues are reclassified from a contra-expense under the GAAP basis presentation to other revenue within the managed basis presentation in 4Q '05 and 4Q '04.

STATISTICAL INFORMATION

                                                                              Quarters Ended                   Percentage
                                                                               December 31,                    Inc/(Dec)
                                                                   --------------------------------------    ---------------
                                                                         2005                2004
                                                                         ----                ----
              Card billed business (billions)                              $45                   $41                 10%
              Total cards in force (millions)                             22.7                  21.6                 5
              Basic cards in force (millions)                             18.0                  17.2                 5
              Average basic cardmember spending*                        $2,534                $2,387                 6
              Segment Capital (billions)                                  $4.1                  $3.8                 8
              Return on Segment Capital**                                 24.1%                 22.0%                -

           *   Proprietary cards only.
           ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

- Billed Business: The 10% increase in billed business reflects a 6% increase in spending per proprietary basic card and 5% growth in cards in force.
  -- Excluding the impact of foreign exchange translation, billed business and spending per proprietary basic card in force increased 13% and 9%, respectively.
        - All of AXP's major geographic regions experienced double-digit growth.
        - International consumer and small business spending rose 14%; global corporate spending rose 13%.

- CARDS IN FORCE: Rose 5% versus last year. Total cards in force rose 500K during the quarter.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

MANAGED P&L DISCUSSION
o NET INCOME:  Increased 30% as revenues rose 3% and expenses were unchanged.
  - 4Q '05 included $54MM ($35MM after-tax) of reengineering costs, related principally to initiatives in our business travel function.
    4Q '04 reflected $90MM ($59MM after-tax) of costs related to restructuring activities within business travel and the decision to sell certain banking operations.

  - PRE-TAX MARGIN: Was 12.7% in 4Q '05, versus 14.3% in 3Q '05 and 10.2% in 4Q `04.

  - EFFECTIVE TAX RATE:  Was 20% in 4Q '05, compared to 22% in 3Q '05 and 4Q'04.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 2% versus 4Q '04 was driven primarily by increases in spending and cards-in-force, as well as greater volume-related foreign exchange conversion fees and higher card-related assessments, partially offset by a decline in travel commissions and fees and modest growth in international banking revenues.

o NET FINANCE CHARGE REVENUE: Increased 13% due to the 13% growth in average lending balances.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 2%, reflecting greater rewards costs, which were partially offset by lower marketing and promotion expenses.

o PROVISION FOR LOSSES AND BENEFITS: Increased 43% on strong charge and lending volume growth and higher provision rates.

- CHARGE CARD: *
  -- The loss ratio decreased versus last year and last quarter, while past due amounts declined from last year, but rose versus last quarter.

                                                                12/05             9/05           12/04
                                                             ------------      -----------     -----------
              Total Receivables (billions)                      $14.5            $15.2           $13.7
              Net loss ratio as a % of charge volume             0.18%            0.24%           0.21%
              90 days past due as a % of total                    1.3%             1.2%            1.5%

- CARDMEMBER LENDING:*
  -- Past due rates rose from last year, but were unchanged from last quarter;
     write-off rates decreased from last year and last quarter.

                                                                 12/05             9/05           12/04
                                                             ---------------    ----------     -----------
              Cardmember Loans (billions)                           $8.3            $7.5           $7.3
              30 days past due as a % of loans                       2.8%            2.8%           2.3%
              Net write-off rate                                     4.4%            5.0%           4.5%

     *There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card and lending portfolio are the same.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Decreased by 6% reflecting the lower reengineering costs versus last year, discussed above, and the benefit of reengineering activities over the past four quarters.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2005 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)


               (Preliminary)
                                                                            Quarters Ended          Percentage
                                                                            December 31,            Inc/(Dec)
                                                                       ------------------------    -----------
              (millions)                                                    2005          2004
                                                                            ----          ----
              Revenues:
                 Discount revenue, fees and other                           $745          $703          6%
                                                                            ----          ----
              Expenses:
                 Marketing and promotion                                     141           105         35
                 Provision for losses                                         13            14         (7)
                 Human resources and other operating expenses                349           373         (7)
                                                                            ----          ----
                   Total                                                     503           492          2
                                                                            ----          ----
              Pretax segment income                                          242           211         15
              Income tax provision                                            83            77          9
                                                                            ----          ----
              Segment income                                                $159          $134         19
                                                                            ====          ====

STATISTICAL INFORMATION

                                                                            Quarters Ended         Percentage
              (billions)                                                     December 31,           Inc/(Dec)
                                                                        -----------------------    -----------
                                                                          2005         2004
                                                                          ----         ----
              Global Card Billed Business*                                 $132        $116            15%
              Segment Capital                                              $1.3        $1.1            20
              Return on Segment Capital**                                  48.4%       55.8%           -

              Global Network Services:
              Card billed business                                           $7          $5            34
              Total cards in force (millions)                              10.8         8.8            23

              *Includes activities related to proprietary cards, cards issued under GNS partnership agreements, cash advances on proprietary cards and certain insurance fees charged on proprietary cards.
             ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

P&L DISCUSSION
o NET INCOME:  Increased 19% on 6% revenue growth and a 2% increase in expenses.
 - PRE-TAX MARGIN:  Was 32.7% in 4Q '05 versus 30.0% in 3Q '05 and 30.1% in
   4Q `04.
 - EFFECTIVE TAX RATE:  Was 35% in 4Q '05 and 3Q '05, and 37% in 4Q '04.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 6% reflecting growth in network-related discount revenues generated from the strong growth in network volumes offset by the impact of the decline in the overall discount rate which is largely absorbed by this segment, and includes costs associated with investments in certain strategic merchant partnerships.

o MARKETING AND PROMOTION: Expenses increased 35%, reflecting higher marketing and promotion costs primarily due to the ongoing costs of the "MyLife, MyCard" brand advertising campaign.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Decreased by 7% reflecting well-controlled operating costs and a larger interest expense credit related to internal transfer pricing which recognizes the network business' accounts payable-related funding benefit, partially offset by greater salary and benefit costs.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                                 CONSOLIDATED

 (Preliminary)
                             STATEMENTS OF INCOME
                                 (GAAP basis)
         (millions)                                                        Years Ended                  Percentage
                                                                           December 31,                 Inc/(Dec)
                                                                    ---------------------------         -----------
                                                                       2005            2004
                                                                       ----            ----
         Revenues:
            Discount revenue                                           $11,730         $10,249               14%
            Cardmember lending net finance charge revenue                2,580           2,224               16
            Net card fees                                                2,033           1,909                7
            Travel commissions and fees                                  1,780           1,795              (1)
            Other commissions and fees                                   2,456           2,284                7
            Securitization income, net                                   1,260           1,132               11
            Other investment and interest income                         1,055             997                6
            Other                                                        1,373           1,374                -
                                                                       -------        -------
               Total                                                    24,267          21,964               10
                                                                       -------        -------

         Expenses:
             Human Resources                                             4,829           4,538                6
             Marketing, promotion, rewards and cardmember services       5,841           4,965               18
             Provisions for losses:
                 Charge Card                                             1,038             833               25
                 Cardmember lending                                      1,349           1,130               19
                 Investment certificates and other                         386             301               28
                                                                       -------        -------
                   Total                                                 2,773           2,264               22

             Professional services                                       2,308           2,141                8
             Occupancy and equipment                                     1,428           1,353                6
             Interest                                                      920             814               13
             Communications                                                457             474              (4)
             Other                                                       1,463           1,584              (8)
                                                                       -------        -------
               Total                                                    20,019          18,133               10
                                                                       -------        -------

         Pretax income from continuing operations                        4,248           3,831               11
         Income tax provision                                            1,027           1,145             (10)
                                                                       -------        -------
         Income from continuing operations before accounting             3,221           2,686               20
         change

         Income from discontinued operations, net of tax                   513             830             (38)
                                                                       -------        -------
         Income before cumulative effect of accounting change            3,734           3,516                6
         Cumulative effect of accounting change                              -             (71)               #
                                                                       -------        -------
         Net income                                                     $3,734          $3,445                8
                                                                       =======         =======

         EPS-Basic
             Income from continuing operations                          $2.61            $2.13               23
                                                                       =======         =======
             Income from discontinued operations                        $0.42           $0.66              (36)
                                                                       =======         =======
             Cumulative effect of accounting change                         -           $(0.05)               #
                                                                       =======         =======
             Net Income                                                 $3.03           $2.74                11
                                                                       =======         =======

         EPS-Diluted
             Income from continuing operations                          $2.56            $2.09               22
                                                                       =======         =======
             Income from discontinued operations                        $0.41           $0.65              (37)
                                                                       =======         =======
             Cumulative effect of accounting change                         -           $(0.06)               #
                                                                       =======         =======
             Net Income                                                 $2.97            $2.68               11
                                                                       =======         =======

o Income from continuing operations before accounting change increased 20% to $3,221MM.
  - 2005 Income from continuing operations included:
    -- A $123MM ($80MM after-tax) increase in the GAAP provision for losses, or a $192MM ($125MM after-tax) increase in the provision on a managed basis within the USCS segment in 4Q '05, reflecting substantially higher write-offs related to increased bankruptcy filings resulting from the October 17, 2005 change in bankruptcy legislation;
    -- $286MM ($186MM after-tax) of total reengineering costs, principally related to restructuring efforts in our business travel, international operations, finance and technology areas;
    -- A $49MM ($32MM after-tax) provision in 3Q'05 to reflect the estimated costs related to Hurricane Katrina;
    -- $242MM of tax benefits including the $60MM benefit related primarily to the previously discussed finalization of state tax returns in the fourth quarter, and $195MM of benefits related to resolution of IRS audits of previous years' tax returns in prior quarters; and
    -- A $113MM ($73MM after-tax) benefit from the recovery of 9/11-related insurance claims in 2Q'05.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                                 CONSOLIDATED

- 2004 Income from continuing operations included:
  -- The $117MM ($76MM after-tax) net gain during 4Q '04 in connection with the sale of the Company's equipment leasing product line within its small business financing unit;
  -- A charge of $115MM during 3Q'04 as a result of the reconciliation of prior year's securitization-related lending receivable accounts;
  -- $99MM ($64MM after-tax) in aggregate restructuring charges recorded during
     4Q '04; and
  -- A $60MM benefit during 3Q'04 reflecting a reduction in merchant-related reserves.

o Net Income including discontinued operations rose 8% to $3,734MM.
  - 2005 Income from discontinued operations of $513MM included a net gain in 3Q '05 of $63MM after-tax from certain dispositions, including the sale of TBS, $127MM after-tax of Ameriprise spin-off-related expenses.

o SHARE REPURCHASES:

                                                                            Millions of Shares
                                                                           -----------------------
     -    AVERAGE SHARES:                                                    2005          2004
                                                                             ----          ----
           Basic                                                            1,233         1,259
                                                                            =====         =====
           Diluted                                                          1,258         1,285
                                                                            =====         =====
     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period                         1,249         1,284
           Repurchase of common shares                                        (34)          (69)
           Employee benefit plans, compensation and other                      26            34
                                                                            -----         -----
           Shares outstanding - end of period                               1,241         1,249
                                                                            =====         =====

o CONSOLIDATED REVENUES: Consolidated revenues increased 10% reflecting increases versus last year of 15% within USCS, 7% within ICGCS and 8% within GNMS. Revenues increased due to higher discount revenues, increased Cardmember lending net finance charge revenue, greater other commissions and fees, higher securitization income, net, increased net card fees and greater other investment and interest income. Translation of foreign currency revenues contributed less than 1% to the 10% revenue growth rate.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 10%, reflecting increases versus last year of 13% within USCS, 8% within ICGCS and 14% within GNMS. Expense growth reflected higher marketing, promotion, rewards and cardmember services costs, greater provision for losses, higher human resources expenses, larger professional services expenses, greater interest expense, and larger occupancy and equipment costs, partially offset by lower other expenses and lower communication costs. Translation of foreign currency expenses contributed less than 1% to the 10% consolidated expense growth rate.

o   PRE-TAX MARGIN:  Was 17.5% in 2005 and 2004.

o EFFECTIVE TAX RATE: Was 24% in 2005 compared to 30% in 2004. The lower tax rate in 2005 reflect benefits of $195MM from the resolution of IRS audits of previous years' tax return items and the $60MM benefit in 4Q '05 primarily related to the finalization of state tax returns.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                                 CONSOLIDATED

o DISCOUNT REVENUE: A 16% increase in billed business, partially offset by a lower average discount rate, yielded a 14% increase in discount revenue.
    - The average discount rate* was 2.57% in 2005 versus 2.60% in 2004.
      The decrease versus last year continues to reflect, in part, changes in the mix of spending between various merchant segments.

                                                                               Years Ended              Percentage
                                                                              December 31,               Inc/(Dec)
                                                                        --------------------------      ------------
                                                                           2005          2004
                                                                           ----          ----
      Card billed business* (billions):
           United States                                                    $350           $305              16%
           Outside the United States                                         134            111              17
                                                                          ------         ------
           Total                                                            $484           $416              16
                                                                          ======         ======
      Average basic cardmember spending**
           United States                                                 $11,660        $10,686               9
           Outside the United States                                      $7,817         $6,914              13
           Total                                                         $10,445         $9,460              10

     * For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2005 Earnings Release, American Express Company Selected Statistical Information pages.
     **Proprietary card activity only.

- WORLDWIDE BILLED BUSINESS: The 16% increase in worldwide billed business reflected a 16% increase in USCS, a 13% increase in ICGCS and a 36% increase in GNS partner volume. Worldwide average spend per proprietary basic card grew by 10% and total cards in force grew by 9%.

    -- U.S. billed business was up 16% reflecting growth of 15% within our consumer card business, a 20% increase in small business spending and a 11% improvement in Corporate Services volumes.
       - Spending per proprietary basic card in force increased 9%.
       - U.S. non-T&E-related volume categories (which represented approximately 67% of 2005 U.S. billed business) grew 18%, while T&E volumes rose 11%.
       - U.S. airline-related volume, which represented approximately 12% of total U.S. volumes during the year, rose 9% as 13% transaction volume growth was suppressed by an approximately 4% lower average airline charge.

    -- Excluding the impact of foreign exchange translation:
        - Worldwide billed business and spending per proprietary basic card in force increased 16% and 10%, respectively.
        - Total billed business outside the U.S. rose 13%, reflecting double-digit proprietary growth in all regions, with the largest increases in Canada and Latin America.
        - Within our proprietary business, billed business outside the U.S. reflected 13% growth in consumer and small business spending, as well as a 14% increase in Corporate Services volumes.
        - Spending per proprietary basic card in force outside the U.S.
          rose 14%.
        - Worldwide airline volumes, which represented approximately
          12% of total volumes during the year, increased 13% on 14% growth in transaction volume and a lower average airline charge.

o CARDMEMBER LENDING NET FINANCE CHARGE REVENUE: Increased 16% on 10% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.
    - Annualized net finance charge revenue as a percentage of average loans in the worldwide portfolio was 9.1% in 2005 versus 8.6% in 2004. The increase versus last year reflects a lower proportion of the U.S. portfolio on introductory rates and increased finance charge rates, partially offset by rising funding costs.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                                 CONSOLIDATED

o NET CARD FEES: Grew 7% due to higher cards in force and a greater average fee. In 2005, the average annual fee per proprietary card in force was $35 versus $34 in 2004.

o TRAVEL COMMISSIONS AND FEES: Declined 1% as higher travel sales were partially offset by lower transaction fees as a greater proportion of bookings were made on-line.

o OTHER COMMISSIONS AND FEES:  Increased 7% on higher card-related assessments.

o SECURITIZATION INCOME, NET: Increased 11% on a greater average balance of securitized loans, a higher portfolio yield and a decrease in portfolio write-offs, partially offset by greater interest expense due to a higher coupon rate paid to certificate holders and an increase in the payment speed of the trust assets. Securitization income, net represents the non-credit provision components of the net gains and charges from securitization activities within the USCS segment, the amortization and related impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.
     - During 2005 and 2004, results reflected net securitization gains, including the credit components, of $21MM ($14MM after-tax) and $26MM ($17MM after-tax), respectively. The average balance of Cardmember lending securitizations was $20.6B in 2005 compared with $19.4B in 2004.

o OTHER INVESTMENT AND INTEREST INCOME: Increased 6% largely due to higher interest rates on a greater level of short-term investments.

o OTHER REVENUES: Were flat for the year, with increases due to fees associated with transition services agreements with Ameriprise Financial, Inc. and higher publishing revenues offset by lower ATM revenues resulting from the sale of the business in 3Q '04.
o HUMAN RESOURCES EXPENSE: Increased 6% due to $203MM of severance costs in 2005 versus $76MM in 2004, higher management incentives, including an additional year of incremental stock-based compensation expenses, merit increases and increased employee benefit costs which were partially offset by reengineering benefits.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 18%, reflecting higher marketing and promotion expenses and greater rewards costs. The increase in marketing and promotion expenses is due to the Company's ongoing global brand advertising campaign and our continued focus on business-building initiatives. The growth in rewards costs is attributable to volume growth, a higher redemption rate and strong cardmember loyalty program participation.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 22% as the charge card and lending provisions rose 25% and 19%, respectively, and the other provisions grew by 28%. The charge and lending growth reflects strong volume increases within both activities and higher provision rates, mostly due to substantially higher write-offs during 4Q `05 within the lending business due to the October 17, 2005 change in bankruptcy legislation, as well as a $49MM provision in 3Q '05 due to estimated costs related to Hurricane Katrina. The increase in the other provision reflects higher interest rates on larger investment certificate balances in addition to a $115MM charge in 3Q '04 resulting from the reconciliation of prior year's securitization-related lending receivables accounts and a $60MM benefit in 3Q '04 reflecting a reduction in merchant-related reserves.

- CREDIT QUALITY:
  -- The charge card net loss ratio remained unchanged versus last year at
     0.26%.*
  -- The lending net write-off rate for 2005 was 4.1% versus 4.0% for 2004.**

     * There are no off-balance sheet charge card securitizations. Therefore, "Owned basis" and "Managed Basis" credit quality statistics for the charge card portfolio are the same.
     ** All lending statistics are presented here on a GAAP or "Owned Basis".
       "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2005 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.
o PROFESSIONAL SERVICES EXPENSE: Rose 8% reflecting increased technology costs related to higher business and service-related volumes.
o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 6% primarily due to higher rent expense and the amortization of software costs.
o INTEREST EXPENSE: Rose 13% due to higher receivable balances and a higher effective cost of funds.
o COMMUNICATIONS EXPENSE: Decreased 4% versus last year due to increased volumes more than offset by reengineering-related savings.
o OTHER OPERATING EXPENSE:   Decreased 8% due to the inclusion last year of
  a $117MM net gain from the sale of the equipment leasing product line and lower expenses as a result of our 3Q '04 sale of the ATM business.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW


MANAGED BASIS

USCS and ICGCS segment results are presented on a managed basis and GNMS and Corporate & Other segment results are presented on a GAAP basis.

For a discussion of the managed basis presentation please see page 8 of this document.






                              CORPORATE & OTHER

o Net expense of $111MM in 2005 compared with net expense of $187MM in 2004.
  - 2005 reflects $159MM of the tax benefits previously discussed, $105MM ($68MM after-tax) of reengineering costs and $11MM after-tax of spin-off related expenses.

  - 2004 reflects higher corporate investment spending on compliance and technology projects, partially offset by the $117MM ($76MM after-tax) net gain on the sale of the equipment leasing product line and an $18MM benefit from the final settlement of a Federal tax audit.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                              U.S. CARD SERVICES

The following table compares and reconciles the GAAP basis USCS income statements to the managed basis information, where different.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation assumes the impact of this net activity was offset by higher marketing, promotion, rewards and cardmember services expenses of $13MM in 2005 and $16MM in 2004, and other operating expenses of $8MM in 2005 and $10MM in 2004. Accordingly, the incremental expenses, as well as the impact of the net lending securitization activity, are eliminated.

                                                       CONDENSED STATEMENTS OF INCOME
                                                        MANAGED BASIS RECONCILIATION
----------------------------------------------------------------------------------------------------------------------------------
(Preliminary, millions)
                                                                                            Tax
                                                                    Securitization      Equivalent
                                         GAAP Basis                     Effect            Effect             Managed Basis
----------------------------------------------------------------    ----------------   -------------- ----------------------------
                                                           %                                                                 %
                                                         Inc/                                                              Inc/
Years Ended December 31,       2005         2004         (Dec)       2005     2004     2005    2004     2005      2004     (Dec)
----------------------------------------------------------------    ----------------   -------------- ----------------------------
Revenues:
Discount revenue, net card
fees and other                 $8,897       $7,893        13%          $210    $210     $226   $228     $9,333    $8,331     12%
Cardmember Lending:
   Finance charge revenue       2,408        1,776        36          2,692   2,222                      5,100     3,998     28
   Interest expense               616          406        52            739     384                      1,355       790     71
----------------------------------------------------------------    ----------------                  ----------------------------
     Net finance charge         1,792        1,370        31          1,953   1,838                      3,745     3,208     17
     revenue
----------------------------------------------------------------    ----------------                  ----------------------------
Securitization income, net      1,260        1,132        11         (1,260) (1,132)                         -         -      -
----------------------------------------------------------------    ----------------   -------------- ----------------------------
     Total                     11,949       10,395        15            903     916      226    228     13,078    11,539     13
----------------------------------------------------------------    ----------------   -------------- ----------------------------
Expenses:
Marketing, promotion, rewards
and cardmember services         3,911        3,325        18            (13)    (16)                     3,898     3,309     18
Provision for losses            1,676        1,508        11            924     942                      2,600     2,450      6
Human resources and other
operating expenses              3,763        3,422        10             (8)    (10)                     3,755     3,412     10
----------------------------------------------------------------    ----------------                  ----------------------------
     Total                      9,350        8,255        13           $903    $916                     10,253     9,171     12
----------------------------------------------------------------    ----------------   -------------- ----------------------------

Pretax segment income           2,599        2,140        21                             226    228      2,825     2,368     19
Income tax provision              765          622        23                            $226   $228       $991      $850     17
----------------------------------------------------------------    ----------------   -------------- ----------------------------
Segment income                 $1,834       $1,518        21
----------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                              U.S. CARD SERVICES

STATISTICAL INFORMATION

                                                  Years Ended                 Percentage
                                                  December 31,                 Inc/(Dec)
                                        ---------------------------------    -------------
                                             2005               2004
                                        ---------------     -------------
Card billed business (billions)               $293              $252               16%
Average basic cardmember spending*         $10,996           $10,118                9

 * Proprietary cards only.

MANAGED P&L DISCUSSION

o NET INCOME:  Increased 21% as revenues rose 13% and expenses increased 12%.

- PRE-TAX MARGIN: Was 21.6% in 2005, versus 20.5% in 2004.

- EFFECTIVE TAX RATE: Was 35% in 2005 compared to 36% in 2004. 2005 included the aforementioned state tax benefit of $29MM.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to increases in billed business volumes.

    - BILLED BUSINESS: The 16% increase in billed business reflected a 9% increase in spending per proprietary basic card and 7% growth in cards in force.
        -- Within the U.S. consumer business, billed business grew 15%; small business volumes rose 20%.

o NET FINANCE CHARGE REVENUE: Increased 17% on 11% growth in average lending balances and a higher portfolio yield.

  - Annualized net finance charge revenue as a percentage of average loans was 9.0% in 2005 versus 8.6% in 2004. The increase versus last year reflects a lower proportion of the portfolio on introductory rates and increased finance charge rates, partially offset by rising funding costs.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 18% on increased business-building activities and volume-related rewards expense growth.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 6% reflecting strong volume increases within both charge and lending activities and higher provision rates, reflecting the impact of the new bankruptcy legislation and a $38MM provision in 3Q '05 due to estimated costs related to Hurricane Katrina. These were partially offset by last year's $115MM securitization reconciliation charge.

- CREDIT QUALITY:
  -- The charge card net loss ratio remained unchanged versus last year at
     0.30%. *
  -- The lending net write-off rate for 2005 was 4.1% versus 4.3% for 2004.**

     * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.
     ** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2005 Earnings Release on the U.S. Card Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 10% due to greater interest costs and larger human resources expenses. In addition, other operating expenses rose reflecting volume related costs.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

(Preliminary)
                        CONDENSED STATEMENTS OF INCOME
                               (Managed Basis)*
                                                                               Years Ended               Percentage
(millions)                                                                     December 31,                Inc/(Dec)
                                                                       -----------------------------     ------------
                                                                          2005              2004
                                                                          ----              ----
Revenues:
   Discount revenue, net card fees and other                              $8,489           $7,961              7%
   Cardmember Lending:
     Finance charge revenue                                                1,035              907             14
     Interest expense                                                        351              267             31
                                                                         -------          -------
       Net finance charge revenue                                            684              640              7
                                                                         -------          -------
         Total                                                             9,173            8,601              7
                                                                         -------          -------
Expenses:
   Marketing, promotion, rewards and cardmember services                   1,269            1,130             12
   Provision for losses and benefits                                       1,023              740             38
   Human resources and other operating expenses                            5,732            5,615              2
                                                                         -------          -------
         Total                                                             8,024            7,485              7
                                                                         -------          -------
Pretax segment income                                                      1,149            1,116              3
Income tax provision                                                         215              335            (35)
                                                                         -------          -------
Net income                                                                  $934             $781             19
                                                                         =======          =======

* Managed basis P&L differs from GAAP basis due to a change in classification of certain foreign exchange activities. Specifically, $135MM and $172MM, respectively, of revenues are reclassified from a contra-expense under the GAAP basis presentation to other revenue within the managed basis presentation in 2005 and 2004.

STATISTICAL INFORMATION

                                                Years Ended               Percentage
                                               December 31,                Inc/(Dec)
                                       -------------------------        ------------
                                          2005            2004
                                          ----            ----
Card billed business (billions)           $168             $148              13%
Average basic cardmember spending*      $9,641           $8,610              12

*   Proprietary cards only.

  - BILLED BUSINESS: The 13% increase in billed business reflects a 12% increase in spending per proprietary basic card and 5% growth in cards in force.
    -- Excluding the impact of foreign exchange translation, billed business and spending per proprietary basic card in force increased 12% and 11%, respectively.
        - International consumer and small business spending rose 13%; global corporate spending rose 12%.
        - All of AXP's major geographic regions experienced double-digit growth.

MANAGED P&L DISCUSSION

o NET INCOME: Increased 19% on 7% growth in revenues, 7% higher expenses and a substantially lower tax rate.
  - 2005 included $168MM ($109MM after-tax) of reengineering costs versus $90MM ($59MM after-tax) in 2004, related principally to ongoing restructuring activities in the Corporate Travel business and international operations.

- PRE-TAX MARGIN:  Was 12.5% in 2005 versus 13.0% in 2004.

- EFFECTIVE TAX RATE: Was 19% in 2005, compared to 30% in 2004. The 2005 tax rate reflects tax benefits of $33MM, resulting from the resolution of IRS audits of previous years' tax returns, in addition to the positive effect of changes in our international funding strategy in 2004.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 7% versus 2004 was driven primarily by increases in both, spending and cards-in-force as well as greater volume-related foreign exchange conversion fees and higher card-related assessments, which were partially offset by lower travel revenues.

o NET FINANCE CHARGE REVENUE: Increased 7% due to 11% growth in average lending balances partially offset by a higher cost of funds.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 12%, reflecting greater rewards costs and higher marketing and promotion expenses due to our ongoing business-building initiatives.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 38% on strong volume increases within both charge and lending activities and higher provision rates.

- CREDIT QUALITY:
  -- The charge card net loss ratio increased to 0.21% in 2005 from 0.19% in
     2004.*
  -- The lending net write-off rate for 2005 was 4.7% versus 5.2% for
     2004.
       * There are no off-balance sheet Charge Card and currently no international lending securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card and lending portfolio are the same.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 2% reflecting higher reengineering costs, which were partially offset by lower human resources costs and other reengineering-related savings.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2005 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)


(Preliminary)
                                                                                        Years Ended           Percentage
                                                                                        December 31,           Inc/(Dec)
                                                                                   -----------------------    -----------
(millions)                                                                           2005         2004
                                                                                     ----         ----
Revenues:
   Discount revenue, fees and other                                                $2,842        $2,639              8%
                                                                                   ------        ------
Expenses:
   Marketing and promotion                                                            604           389             55
   Provision for losses                                                                66            (2)             #
   Human resources and other operating expenses                                     1,302         1,348             (3)
                                                                                   ------        ------
     Total                                                                          1,972         1,735             14
                                                                                   ------        ------

Pretax segment income                                                                 870           904             (4)
Income tax provision                                                                  306           330             (7)
                                                                                   ------        ------


Segment income                                                                       $564          $574             (2)
                                                                                   ======        ======
# Denotes variance greater than 100%.


STATISTICAL INFORMATION

                                                                                        Years Ended            Percentage
(billions)                                                                              December 31,             Inc/(Dec)
                                                                                   -----------------------     -----------
                                                                                     2005          2004
                                                                                     ----          ----
Global Card Billed Business*                                                         $484          $416             16%

Global Network Services:
   Card billed business                                                               $24           $18             36

* Includes activities related to proprietary cards, cards issued under GNS partnership agreements, cash advances on proprietary cards and certain insurance fees charged on proprietary cards.

P&L DISCUSSION
o NET INCOME: Declined 2% as 8% revenue growth was offset by substantially higher marketing costs.

- PRE-TAX MARGIN:  Was 30.6% in 2005 versus 34.2% in 2004.

- EFFECTIVE TAX RATE:  Was 35% in 2005 compared with 36% in 2004.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 8% primarily due to growth in network-related discount revenues generated from the strong growth in network volumes, which were partially offset by the 3Q '04 sale of our ATM business and the impact of a lower overall discount rate.

o MARKETING AND PROMOTION: Expenses increased 55%, reflecting higher marketing and promotion costs primarily due to the ongoing costs of the "MyLife, MyCard" brand advertising campaign.

o PROVISION FOR LOSSES: Increased substantially due to the $60MM benefit in 3Q '04 resulting from the reduction in merchant-related reserves.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Decreased 3% reflecting well-controlled operating costs, the 3Q '04 ATM business sale and a larger interest expense credit related to internal transfer pricing which recognizes the network business' accounts payable-related funding benefit, partially offset by greater salary and benefit costs, which reflect headcount growth due to GNS business-building initiatives.

              "INFORMATION RELATED TO FORWARD LOOKING STATEMENTS"

 THIS EARNINGS SUPPLEMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE
ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28% TO 30%; THE COMPANY'S
ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD
AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES
FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET
PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW
INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT
COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK & MERCHANT SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL,
CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN
THE UNITED STATES AND ABROAD; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, AND THE ABILITY TO CAPITALIZE ON
SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE

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SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR
CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $350 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL REPORTING; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH THE SEC.

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